SETTLEMENT AND RELEASE AGREEMENT
This Settlement and Release Agreement, by and between Ecology Coatings, Inc. (“ECOC”) and DMG Advisors, LLC, Kirk Blosch and Jeff Holmes (DMG Advisors, LLC, Kirk Blosch and Jeff Holmes collectively referred to as “Undersigned”), is effective July 15, 2009.
1.	In exchange for the following:
•	The parties agree to terminate their Consulting Agreement dated July 26, 2007 (“Initial Consulting Agreement”).
•
ECOC currently owes Undersigned $200,000 for services in connection with the Initial Consulting Agreement.  The parties agree to reduce the obligation to $100,000 which will be satisfied in full by ECOC’s issuance of 500,000 shares to Undersigned.

•	The parties will enter into a new consulting agreement which will have a term of 6 months and payment by ECOC of 25,000 restricted shares of ECOC stock per month to Undersigned.
•	The Undersigned shall not use any of their shares of ECOC stock for short selling purposes.
Undersigned and Ecology Coatings, Inc., its directors, officers, employees,  agents and affiliates, including Equity 11, Ltd. (“ECOC”) each mutually forever release, discharge and indemnify each other from any and all claims, demands,  actions,  causes  of  action  and  any  other  rights which either may have against the other, based upon or arising out of the Initial Consulting Agreement entered into by and between the Undersigned and ECOC.  Undersigned understands and agrees that the consideration as specified herein represents the total amount of money required under this Agreement to be paid on behalf of ECOC and that no further payments are necessary or required.
2. Undersigned acknowledges and agrees this agreement constitutes the entire agreement between Undersigned and ECOC with regard to the matter set forth herein and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.
	DMG ADVISORS, LLC, UNDERSIGNED		ECOLOGY COATINGS, INC.

By:	/s/ Jeff Holmes	By:	/s/ Robert G. Crockett
	Jeff Holmes		Robert G. Crockett

Its:	Manager	Its:	CEO

/s/ Kirk Blosch
Kirk Blosch, Individually, UNDERSINGED

/s/ Jeff Holmes
Jeff Holmes, Individually, UNDERSINGED

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of July 15, 2009 by and between ECOLOGY COATINGS, INC., a Nevada corporation (the "Company"), and DMG ADVISORS, LLC, a Nevada limited liability company (the "Consultant").

1. RETENTION OF CONSULTANT. The Company hereby engages and retains Consultant and Consultant hereby agrees to use Consultant's best efforts to render to the Company the consulting services for a period commencing on the date of this Agreement and terminating on January 15, 2009 (six months),or such additional periods as agreed upon in writing by the parties. This Agreement may not be terminated by either the Company or Consultant during its term.

2. CONSULTANT'S SERVICES. Consultant's services under this Agreement shall consist of the following:

2.1 Advise the Company regarding its investor relations program and initiatives;

2.2 Facilitate conferences between the Company and members of the business and financial community;

2.3 Review and analyze the public securities market for the Company's securities; and

2.4 Introduce the Company to broker-dealers and institutions, as appropriate.

In rendering its services, Consultant will deal with the CEO or Directors of the Company.

3. PAYMENT FOR SERVICES.

3.1 The Company shall pay Consultant Five Thousand Dollars ($5,000) per month.  For purposes of this Agreement, the $5,000 shall be deemed to be equivalent to Twenty Five Thousand (25,000) shares of Company’s common stock.  Company shall issue Twenty Five Thousand (25,000) shares of Company’s common stock to Consultant upon execution of this Agreement and Twenty Five Thousand (25,000) shares on the fifteenth day of each calendar month following the date of this Agreement until termination through December 15, 2009.

3.2 The Company's payments under Paragraph 3.1 above shall be deemed full and complete consideration for the services to be rendered by Consultant under this Agreement.

4. CONSULTANT'S TIME COMMITMENT. Consultant shall devote such time as reasonably requested by the Company for consultation, advice and assistance on matters described in this Agreement and provides the same in such form as the Company requests. The Company agrees that Consultant shall not be prevented or barred from rendering services similar or dissimilar in nature for and on behalf of any person, firm or corporation other than the Company.

5. NATURE OF SERVICES AND INDEPENDENT CONTRACTOR. The relationship created under this Agreement is that of Consultant acting as an independent contractor.  The parties acknowledge and agree that Consultant shall have no authority to, and shall not, bind the Company to any agreement or obligation with any third party. The parties also acknowledge that Consultant's services will consist in part of introducing and facilitating the introduction of parties to the Company.  Consultant will not assist in any negotiations between the Company and such parties. Consultant is not a licensed broker-dealer and will not provide services as a broker-dealer. Consultant will also not provide legal or accounting services.

6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant shall maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by the Company relating to its business, operations, employees and customers that may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of Consultant's duties under this Agreement, Consultant may acquire Confidential Information. Consultant recognizes that all such Confidential Information is the property of the Company. During the term of Consultant's engagement by the Company, Consultant shall exercise all due and diligent precautions to protect the integrity of any or all of the Company's documents containing Confidential Information. In consideration of the Company entering into this Agreement,
Consultant shall not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during Consultant's engagement by the Company without the prior written consent of the Company. The parties agree that this Paragraph 6 shall survive the termination of this Agreement.

7. COMMUNICATIONS WITH CONSULTANT. Consultant will not independently conduct a due diligence review of the Company and will, to a great extent, be relying upon information provided by the Company in rendering services under this Agreement.

8. EXCULPATION OF LIABILITY AND INDEMNIFICATION. All decisions with respect to consultations or services rendered by Consultant for transactions negotiated for and presented to the Company by Consultant shall be those of the Company, and Consultant shall have no liability with respect to such decisions. In connection with the services Consultant renders under this Agreement, the Company indemnifies and holds Consultant harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Consultant may become subject and will reimburse Consultant for any legal and other expenses, including attorney's fees and disbursements incurred by Consultant in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon the information the Company has supplied to Consultant under this Agreement. In connection with the services Consultant renders under this Agreement, Consultant indemnifies and holds the Company harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Company may become subject and will reimburse Company for any legal and other expenses, including attorney's fees and disbursements incurred by the Company in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon or in connection with the services Consultant has rendered under this Agreement.

9. ENTIRE AGREEMENT. Except for Settlement Agreement, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise, or inducement has been made by any party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. If any provision of this Agreement shall be declared void or against public policy, such provision shall be deemed severed from this Agreement and the remaining provisions shall remain in full force and effect and unmodified.

10. ASSIGNMENT. The Consultant may not assign or transfer any or all rights under this Agreement without written authorization from the Company. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets. In such event, the rights and obligations of the Company shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of the business or assets.

11. AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by all of the parties hereto who are thereby affected, or in the case of a waiver, by the party waiving compliance. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

12. NOTICES. All notices, consents, requests, demands and offers required or permitted to be given under this Agreement will be in writing and will be considered properly given or made when personally delivered to the party entitled thereto, or when mailed by certified United States mail, postage prepaid, return receipt requested, addressed to the addresses appearing in this Agreement. A party may change his address by giving notice to the other party to this Agreement.

13. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. It shall not be required that any single counterpart hereof be signed by the parties, so long as each party signs any counterpart of this Agreement.

14. GOVERNING LAW. This Agreement shall be governed in all respects and for all purposes by the laws of the State of Michigan and the Courts of Wayne County, Michigan shall have exclusive jurisdiction to enforce any order or award.

15. ATTORNEYS' FEES. In case of any action or proceeding to compel compliance with, or for a breach of, any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the losing party all costs of such action or proceeding, including, but not limited to, reasonable attorneys' fees.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the day and year first above written.

ECOLOGY COATINGS, INC.

By:  /s/ Robert G. Crockett
Robert G. Crockett

Its:  CEO

2701 Cambridge Court, Suite 100
Auburn Hills, MI  48326

DMG ADVISORS, LLC

By:  /s/ Jeff Holmes
Jeff Holmes

Its:  Manager